Prospectus Supplement No. 2 Dated July 14, 2000
                       to Prospectus Dated March 16, 2000
                             as supplemented by the
                    Prospectus Supplement Dated June 28, 2000
                -------------------------------------------------

                                TRACKPOWER, INC.

                -------------------------------------------------

                        6,067,032 shares of common stock


      This Prospectus Supplement No. 2 (the "Second Supplement") supplements, and should be read in conjunction with, the Prospectus dated March 16, 2000, as amended (the "Prospectus") and the Prospectus Supplement dated June 28, 2000 (the "First Supplement") issued by TrackPower, Inc. ("TrackPower") in connection with the public offering from time to time of up to 6,067,032 shares of our common stock by the persons listed on page 35 of the Prospectus. Capitalized terms used but not otherwise defined in this Second Supplement are used with the same meanings set forth in the Prospectus or the First Supplement.

      This Second Supplement contains TrackPower's Quarterly Report on Form 10-QSB and Part III of TrackPower's Annual Report on Form 10-KSB, in each case as filed with the Securities and Exchange Commission on July 14, 2000, pursuant to the Securities Exchange Act of 1934. Any information in the Prospectus or in the First Supplement that is inconsistent with the information set forth in this Second Supplement is superseded by this Second Supplement.

      This investment involves a high degree of risk. You should carefully consider the risk factors beginning on page 5 of the Prospectus before you decide to invest.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if either the Prospectus or this Prospectus Supplement is truthful or complete. Any representation to the contrary is a criminal offense.

      We have not authorized anyone to provide you with, and you should not rely on, information other than that which is in the prospectus, this prospectus supplement, any other prospectus supplement or which is incorporated in the prospectus by reference.


                         -------------------------------

               The date of this Second Supplement is July 14, 2000

                         -------------------------------

      As filed with the Securities and Exchange Commission on July 14, 2000

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC. 20549

                                   FORM 10-QSB

(Mark One)
[X] QUARTERLY REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934.

[ ] TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934.

                   For the Quarterly Period Ended May 31, 2000

                        Commission file number 000-28506

                                TRACKPOWER, INC.
        (Exact name of small business issuer as specified in its charter)

           Wyoming                                     13-3411167
   (State of Incorporation)                       (IRS. Employer ID No.)

                                 67 Wall Street
                         Suite 2411, New York, NY 10005
                    (Address of Principal Executive Offices)

                                 (212) 804-5704
                (Registrant's Telephone No. including area code)


Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days.

                 YES [X]                            NO __

The number of shares outstanding of each of the Registrant's class of common equity, as of July 4, 2000 are as follows:

          Class of Securities                    Shares Outstanding
          -------------------                    ------------------
    Common Stock, $.0001 par value                   36,443,742

================================================================================

                                TrackPower, Inc.


                                      INDEX


   PART I     Financial Information

   Item 1.    Financial Statements (unaudited)
                   Balance Sheet..........................................  3
                   Statements of Operations and Comprehensive Loss........  5
                   Statements of Cash Flows...............................  6
                   Notes to Financial Statements..........................  7

   Item 2.    Management's Discussion and Analysis or Plan of Operation...  9


   PART II.   Other Information

   Item 1.    Litigation.................................................. 13

   Item 2.    Change in Securities and Use of Proceeds.................... 13

   Item 3.    Defaults Upon Senior Securities............................. 13

   Item 4.    Submission of Matters to a Vote of Security Holders......... 13

   Item 5.    Other Information........................................... 13

   Item 6.    Exhibits and Reports on Form 8-K............................ 14
                        A)  Exhibit Schedule
                          B) Reports Filed on Form 8-K

   Signatures............................................................. 16

                          PART I. Financial Information

Item 1.  Financial Statements


                                TrackPower, Inc.
                                  Balance Sheet
                                   (UNAUDITED)
                                  May 31, 2000


ASSETS
Current Assets:
  Cash                                                $ 11,155
  Accounts receivable                                   24,638
  Notes receivable                                      10,764
  Marketable securities                                240,000
  Acquisition deposit                                  125,000
  Other current assets                                  20,375
---------------------------------------------------------------
Total current assets                                   431,932
---------------------------------------------------------------
Property and equipment:
  Property and equipment                               165,939
     Less:    Accumulated depreciation               (128,168)
---------------------------------------------------------------
       Net property and equipment                       37,771

Other assets:
     Distribution rights, net of accumulated            98,499
     amortization
     Deferred costs                                    146,169
     Deposits                                           65,206
     TrackPower trademarks and other                   353,590
     intellectual property rights
---------------------------------------------------------------
                                                       663,464

---------------------------------------------------------------
            TOTAL ASSETS                            $1,133,167
---------------------------------------------------------------


                 See accompanying notes to financial statements.

                                TrackPower, Inc.
                                  Balance Sheet
                                   (UNAUDITED)
                                  May 31, 2000


LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
  Accounts payable (including $1,744 due to             $ 112,125
  related parties)
  Accrued professional fees                               309,326
  Accrued interest                                        173,990
  Other accrued expenses                                  101,438
  Note payable - related party                             10,370
------------------------------------------------------------------
     Total current liabilities                            707,249
------------------------------------------------------------------

Long term debt:
8% senior subordinated convertible debentures due       4,657,000
October 31, 2004
------------------------------------------------------------------
     Total liabilities                                  5,364,249

Shareholders' equity (deficit):
  Convertible   preferred   stock,  no  par  value,     1,000,000
    unlimited shares authorized, (liquidation value
    $1,000,000)
  Common stock, $.0001 par value; unlimited shares          3,602
    authorized, 36,013,945 shares, issued and
    outstanding on May 31,2000
  Additional paid in capital                           12,229,135
  Accumulated deficit                                 (17,463,819)
------------------------------------------------------------------
     Total shareholders' equity (deficit)             (4,231,082)
------------------------------------------------------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY             $1,133,167
(DEFICIT)
------------------------------------------------------------------


                 See accompanying notes to financial statements.

                                TrackPower, Inc.
                 Statements of Operations and Comprehensive Loss
                                   (UNAUDITED)

                                                              Three Months Ended
                                                                         May 31,
                                                           2000           1999
                                                           ----           ----
 Revenue
    Royalties from distribution rights                   $ 1,627        $ 2,948
    Net subscription revenue                                   -            818
    Wagering commissions                                  46,437              -
    Other revenue                                            138            644
 -------------------------------------------------------------------------------
    Total revenue                                         48,202          4,410

 Operating expenses:
    Wages and consulting fees                            177,122         87,512
    Management fees                                       75,000         75,000
    Transponder fees                                     600,000        100,000
    Advertising and marketing                             23,888         12,610
       Professional fees                                 202,917              -
       General and administrative                        156,994         59,643
 -------------------------------------------------------------------------------
    Total operating expenses                           1,235,921        334,765

 Loss from operations:                                (1,187,719)      (330,355)

 Other expenses:
    Interest                                             101,252         17,258
    Non-cash financing expense                            49,750         32,725
    Realized losses on marketable                              -          6,331
    securities
    Depreciation and amortization                         13,117         12,252
 -------------------------------------------------------------------------------
    Total other expenses                                 164,119        (68,566)

 Net loss                                             (1,351,838)      (398,921)
    Preferred dividends                                  (18,332)       (67,500)
 -------------------------------------------------------------------------------
 Net loss applicable to common                       $(1,370,170)     $(466,421)
 shareholders
 -------------------------------------------------------------------------------
 Basic and diluted  loss per share of                     $(0.04)        $(0.02)
 common stock
 -------------------------------------------------------------------------------
 Weighted average number of common                    34,881,046     26,412,450
 shares outstanding
 -------------------------------------------------------------------------------


                               Comprehensive Loss

 Net loss                                            $(1,351,838)     $(398,921)
 Other comprehensive income
 Unrealized holding gain on                                    -         28,123
 marketable securities
 -------------------------------------------------------------------------------
 Comprehensive loss                                  $(1,351,838)     $(370,698)
 -------------------------------------------------------------------------------


                 See accompanying notes to financial statements.

                                TrackPower, Inc.
                            Statements of Cash Flows
                                   (UNAUDITED)

                                                              Three Months Ended
                                                                         May 31,
  Increase (Decrease) in Cash
                                                         2000           1999
                                                         ----           ----
  ------------------------------------------------------------------------------
  Net cash used in operations
     Net loss                                         $(1,351,838)    $(398,921)
     Adjustments to reconcile net loss
      to net cash used in operating
      activities:
        Depreciation and amortization                      13,117        12,252
        Non-cash financing expense
        incurred in connection with                       (49,750)            -
        issuance of convertible
        debentures
        Loss on sale of marketable                              -         6,331
        securities
       Changes in:
        Accounts receivable                                39,945          (818)
        Prepaid transponder fees                          200,000             -
        Due to related parties                                  -      (129,159)
        Other current assets                              (12,875)       (3,669)
        Deferred costs                                   (146,169)            -
        Accounts payable                                 (189,575)       18,863
        Accrued professional fees                         309,326             -
        Accrued interest                                   92,030             -
        Other accrued expenses                             12,452       (50,893)
  ------------------------------------------------------------------------------
  Net cash used in operating activities                (1,083,337)     (546,014)
  ------------------------------------------------------------------------------
  Cash flows from investing activities:
      Marketable securities purchased                    (240,000)      145,179
  (sold)
      Deposits                                            (20,692)      (86,000)
      Deposit on acquisition                             (125,000)            -
      Purchase of property and                            (10,000)       (2,648)
      equipment
  ------------------------------------------------------------------------------
  Net cash provided by (used in)                         (395,692)       56,531
  investing activities
  ------------------------------------------------------------------------------
  Cash flows from financing activities:
      Proceeds from options exercised                     733,617       125,000
      Proceeds from sale of common                              -       275,722
  stock, net
      Proceeds from warrants exercised                    123,079             -
      Proceeds/(repayment) of notes                             -      (203,750)
      payable
      Proceeds on issuance of                             382,000       505,000
      convertible debentures
  ------------------------------------------------------------------------------
  Net cash provided by financing                        1,238,696       701,972
  activities:
  ------------------------------------------------------------------------------

  ------------------------------------------------------------------------------
  Increase (decrease) in cash                            (240,333)      212,489
  ------------------------------------------------------------------------------
  Cash,  beginning of period                              251,488        18,089
  ------------------------------------------------------------------------------
  Cash,  end of period                                   $ 11,155     $ 230,578
  ------------------------------------------------------------------------------

Noncash activities: During the three month period ended May 31, 2000 the Company issued 200,000 shares of its common stock upon conversion of $100,000 of convertible debentures.

                 See accompanying notes to financial statements.

                                TrackPower, Inc.

                          Notes to Financial Statements
                                  May 31, 2000


Summary of significant accounting policies

      Nature of business

      The Company was organized on June 30, 1993 under the laws of Wyoming. Prior to August 26, 1999, the Company operated under the name American Digital Communications, Inc. The Company had intended to provide wireless two-way communications in the 220 mHz. band, and the Company held distribution rights for various Midland brand commercial land mobile radios and radio parts acquired in separate transactions during 1995 and 1996. During fiscal year 1998, the Company sold, sub-licensed or wrote off all remaining distribution rights. On January 15, 1998, the Company acquired the TrackPower trade name and other intellectual property rights from Simmonds Capital Limited ("Simmonds Capital"). The TrackPower service, when fully implemented, will distribute live horse racing video to subscribers' homes via satellite and such subscribers will be able to place wagers interactively through the World Wide Web and television, subject to any applicable legal restrictions. The Company will not accept or place any wagering transactions but will deliver the wager to a state-licensed account wagering entity.

      Recent Developments

      On March 6, 2000 the Company entered into a letter of intent with Penn National Gaming Inc. ("Penn") and eBet Limited ("eBet") whereby each would either sell certain of their subsidiaries or contribute various assets, technologies, business operations, contracts and management agreements to the Company in exchange for 18,000,000 shares of the Company's common stock each plus warrants to purchase additional shares of the Company's common stock. On June 28, 2000, the Company announced that it had entered into a letter of intent with respect to a revised USA race wagering joint venture with eBet. Under the revised terms, TrackPower would acquire eBet's US subsidiary, eBet Racing USA Inc., ("eBet Racing") in exchange for 12,000,000 shares of the Company's common stock, warrants to purchase an additional 5,000,000 common shares at $1.00 per share over the next three years and a $2,000,000 note payable in cash or common shares at the discretion of the Company. eBet Racing holds the exclusive license to the eBet racing technology in the United States. This technology has been licensed exclusively to Penn and eBet Racing receives a 2% royalty on all wagers processed through Penn. The Company also announced plans to acquire an exclusive 10 year license to utilize eBet's interactive wagering technology in Canada in exchange for 2,000,000 shares of the Company's common stock. The Company also committed to a contract with eBet Limited for a minimum of $500,000 in development services of emerging distribution platforms such as Palm Pilots and interactive television. Through the acquisition of eBet Racing the Company will be entitled to receive a $500,000 license fee and ongoing royalty payments of between 2% and 4.75% from Penn. Management does not intend to pursue the March 6, 2000 deal at this time and further believes that the revised joint venture agreement is on significantly better terms for the Company.

      Basis of presentation

      The accompanying unaudited financial statements of TrackPower, Inc. have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and item 310 (b) of Regulation S-B. Accordingly they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months ended May 31, 2000 are not necessarily indicative of the results that may be expected for the fiscal year ending February 28, 2001. For further information, refer to the financial statements and footnotes thereto included in the Company's annual report on Form 10-KSB for the fiscal year ended February 29, 2000.

      Use of estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Marketable securities

      During the quarter ended May 31, 2000, the Company purchased 80,000 shares of common stock of a publicly traded entity. These securities are considered "available for sale" and, accordingly, are recorded at market value with unrealized gains or losses to be recorded as a separate component of shareholders' equity (deficit). At May 31, 2000, there was no material difference between the cost and the fair market value of these securities.

      Acquisition deposit

      During the quarter ended May 31, 2000, the Company and eBet each contributed $125,000 to a newly formed entity which, in turn, made a $250,000 non-refundable deposit on the potential acquisition of a horseracing related entity.

      The transaction is subject to various terms and conditions, including that the Company make certain additional payments in connection with the potential acquisition referred to above, due diligence review and the obtaining of certain approvals and consents.

      Convertible debentures

      During the quarter ended May 31, 2000, the Company raised $382,000 through the issuance of additional 8% senior subordinated convertible debentures. Additionally, $100,000 of the convertible debentures were converted into 200,000 shares of common stock. Accordingly, the total face value of convertible debentures increased from $4,375,000 at February 29, 2000 to $4,657,000 at May 31, 2000.

      Net loss per share

      Basic loss per common share is based on the weighted average number of shares outstanding during each period presented. Convertible debentures, options to purchase stock and warrants are included as common stock equivalents only when dilutive. Potential common stock equivalents totaling 10,863,000 shares at May 31, 2000 have been excluded as the effects of such shares would have been anti-dilutive.

Item 2. Management's Discussion and Analysis or Plan of Operation.

      Overview

      During the quarter ended May 31, 2000, management continued to develop the TrackPower business in a number of different areas. The Company made several strategic investments for the future and also explored a series of different business combination scenarios.

      On March 6, 2000 the Company entered into a letter of intent with Penn National Gaming Inc. and eBet Limited whereby each would either sell certain of their subsidiaries or contribute various assets, technologies, business operations, contracts and management agreements to the Company in exchange for 18,000,000 shares of the Company's common stock each plus warrants to purchase additional shares of the Company's common stock.

      On June 28, 2000, the Company announced its intention to enter into a revised USA race wagering joint venture with eBet. Under the revised terms, TrackPower would acquire eBet's US subsidiary, eBet Racing USA Inc., ("eBet Racing") in exchange for 12,000,000 shares of the Company's common stock, warrants to purchase an additional 5,000,000 common shares at $1.00 per share over the next three years and a $2,000,000 note payable in cash or common shares at the discretion of the Company. eBet Racing holds the exclusive license to the eBet racing technology in the United States. This technology has been licensed exclusively to Penn and eBet Racing receives a 2% royalty on all wagers processed through Penn. The Company also announced plans to acquire an exclusive 10 year license to utilize eBet's interactive wagering technology in Canada in exchange for 2,000,000 shares of the Company's common stock. The Company also committed to a contract with eBet Limited for a minimum of $500,000 in development services of emerging distribution platforms such as Palm Pilots and interactive television. Through the acquisition of eBet Racing the Company will be entitled to receive a $500,000 license fee and ongoing royalty payments of between 2% and 4.75% from Penn. Management believes that the revised joint venture agreement is on significantly better terms for the Company. The Company will retain the above mentioned royalty payments, as well as existing revenue sharing arrangements between TrackPower and Penn with respect to all telephone, Internet and other interactive wagering arising from its subscribers.

      On May 18, 2000, the Company contributed $125,000 to an entity co-owned by eBet and TrackPower to partially fund a non-refundable deposit on a potential acquisition. eBet also contributed $125,000 to the venture for the same purpose. The acquisition is in a horseracing-related field. The transaction is subject to various terms and conditions, including that the Company make certain additional payments in connection with the potential acquisition referred to above, due diligence review and the obtaining of certain approvals and consents.

      During the quarter ended May 31, 2000, the Company made an investment of $240,000 in Vianet Technologies Inc., a company listed on the OTCBB under the symbol "VNTK". The investment included 80,000 common shares of Vianet and warrants to purchase 120,000 common shares of Vianet at $4.50 per share over the next 3 years. The reason for the investment was because Vianet possesses a superior compression technology that may be applicable to the streaming of live horseracing video signals over the Internet.

      In addition the Company acquired the Harness Tracker software and the web address www.harness.com, which enables members to USTA and CTA databases for information on selected horses that they are following. The cost of the acquisition was $10,000. The Company also made payments to Post Time Technologies to develop an interactive interface to provide bettors with archived video replays and related information, such as results and times.

      Results of operations

      Revenues for the three month period ended May 31, 2000 were $48,202 compared to $4,410 during the comparative period in the prior year. The Company initially launched the TrackPower service under the SkyVista service on April 1, 1999 and subsequently relaunched under EchoStar's DishNetwork on July 1, 1999, therefore the operational revenues in the prior period are substantially lower.

      The majority of the Company's revenues are from wagering commissions earned under contract with Penn. Under the Penn agreement, the Company receives commissions from Penn based on the amount of wagering arising from TrackPower subscribers. Wagering commissions during the three-month period ended May 31, 2000 were $46,437 compared to zero in the prior period.

      The Company also received $1,627 during the three month period ended May 31, 2000 ($2,948 during the comparative period in the prior year), for royalties under a sub-license agreement on Midland brand two-way radio sales in certain territories of Canada.

      Operating expenses totaled $1,235,921 during the three-month period ended May 31, 2000 up from $334,765 in the prior period. The increase of approximately $901,000 is attributable to increases in the following cost categories; transponder fees $500,000, professional fees $203,000, general & administrative costs $97,000, wages & consulting fees $90,000 and advertising & marketing costs $12,000. Transponder fees during the prior period were for April and May 1999 only and were under the less expensive SkyVista service. Professional fees were legal and accounting costs incurred during the Company's SB-2 registration statement filed on March 15, 2000 and other financing and public reporting oriented costs. The Company has deferred $146,169 in legal costs attributable to the proposed eBet joint venture. Wages and consulting fees are higher than the prior year due to the Company operating the TrackPower service for the full quarter in 2000 and additional staff required growing the business.

      Other expenses totaled $164,119 during the three month period ended May 31, 2000, including interest of $101,252, non-cash financing expenses of $49,750, and depreciation of fixed assets and amortization of Midland distribution rights and TrackPower technology rights of $13,117. During the comparative period in the prior year interest expense totaled $17,258 and depreciation and amortization was $12,252. The Company also recorded non-cash financing expenses of $32,725 and a loss on disposal of marketable securities of $6,331 during the three month period ended May 31, 1999. Non-cash financing expenses during the three month period ended May 31, 2000 relate to commissions and finders fees incurred in issuing convertible debentures. It is anticipated that these fees will be satisfied with the issuance of warrants to purchase common stock. Interest expense is substantially higher during the three month period ended May 31, 2000 due to the Company financing growth through the issuance of convertible debentures.

      The net loss during the three month period ended May 31, 2000 was $1,351,838 ($0.04 per share) compared to $398,921 ($0.02 per share) for the three month period ended May 31, 1999.

      Financial Condition

      The accompanying financial statements have been prepared on a going concern basis which contemplates the realization of assets and liquidation of liabilities in the ordinary course of business.

      Since inception, the Company has supported operations through the issuance of common stock and convertible debt and other securities. During fiscal 2000, the Company began executing its business plan through the launching of the live video and wagering services. Recently, the Company entered into a letter of intent with eBet to form a new joint venture in the United States. Management hopes that the combined business will be successful and will provide higher levels of operating cash flow.

      The continued operations of the Company are dependent upon its ability to raise additional capital, achieve acceptance of its service, expand operations, compete effectively against competitors, and retain key personnel. Additionally, regulatory and/or legal issues may arise which could restrict or eliminate the Company's means of conducting business.

      During the three month period ended May 31, 2000, the Company made an investment in 80,000 common shares of Vianet Technologies Inc. at $3.00 per share. Vianet common shares are quoted under the symbol "VNTK" on the NASD's OTC Bulletin Board. The Company also received 120,000 warrants to purchase common shares of Vianet Technologies at $4.50 at any time over the next three years. The Company made the investment based on the compression technology held by Vianet, which could be used in the streaming of, live horseracing video signals over the Internet. On May 31, 2000, the closing share price for Vianet was $3.00 per share.

      Property and equipment increased by $10,000 during the quarter as a result of the Company's investment in the Harness Tracker software. The Company also made new deposits of approximately $20,692 on the development of a new product that will deliver video archives of recent horse races via the web-site. The new product is being developed by Post Time Technologies Inc. and is expected to be available during the summer months of 2000.

      Liquidity and Capital Resources

      As of May 31, 2000, the Company had cash reserves of $11,155, an investment in marketable securities of $240,000 and a working capital deficit of $275,317. For the three month period ended May 31, 2000, cash used by operating activities amounted to $1,083,337, primarily as a result of operating losses for the period. Cash used by investing activities during the three month period ended May 31, 2000 amounted to $395,692 and consisted primarily of a $240,000 investment in marketable securities and a $125,000 non-refundable deposit in connection with a proposed acquisition. Cash provided by financing activities during the three month period ended May 31, 2000 amounted to $1,238,696 and resulted from $856,696 in proceeds from the issuance of common stock and $382,000 from the proceeds from the issuance of convertible debt.

      The Company's ability to continue to fund losses arising from costs and expenses exceeding revenue is connected to its ability to raise additional financing prior to achieving a break even level of operating results. The Company continues to raise funds primarily by issuing common stock and convertible debt. At May 31, 2000, there were $4,657,000 outstanding in convertible debentures. As of July 4, 2000 the Company has received commitments for the issuance of $5,500,000 in new convertible debentures, of which $5,107,000 has been received by the Company.

      The Company has taken steps to reduce monthly operating costs to lessen the burden on raising further funds. In January 2000, the Company reduced the monthly transponder fees from $400,000 to $200,000 and management is exploring other cost saving measures.

      In addition, the Company is hopeful that the proposed joint venture agreement with eBet and the potential acquisition underlying the $125,000 non-refundable deposit, if consummated, will improve the operating loss position of the Company and provide an opportunity to recapitalize. Although discussions are proceeding, there can be no assurance that either of these transactions will in fact be consummated.

      Forward Looking Comments

      Certain matters discussed in this Quarterly Report may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and as such may involve risks and uncertainties. These forward-looking statements relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market and statements regarding the Company's goals. The Company's actual results, performance, or achievements expressed or implied in such forward-looking statements may differ.

                           PART II. Other Information

Item 1.  Litigation.

      The Company believes that it is not presently a party to any pending litigation or any proceeding contemplated by a government authority the outcome of which could reasonably be expected to have a material adverse effect on its financial condition or results of operations.

Item 2.  Change in Securities and Use of Proceeds.

      During the period covered by this report, the Company issued $382,000 in convertible debentures in transactions exempt from registration under the Securities Act of 1933, as amended. These debentures are five year senior subordinated 8% notes, that are convertible at the option of the note holder into common shares of the Company at $0.50 per share. Upon conversion a warrant is issued to purchase another common share exercisable at $0.75 per share at any time over the next five years. All notes automatically convert to common shares at maturity. The Company has the option to repay in cash at any time.

      During the three month period ended May 31, 2000 $100,000 of convertible debentures were converted into 200,000 shares of the Company's common stock.


Item 3.  Defaults Upon Senior Securities.

      Not applicable.

Item 4.  Submission of Matters to a Vote of Security Holders.

      Not applicable.

Item 5.  Other Information.

      Not applicable.

Item 6.  Exhibits and Reports on Form 8-K.

      (a)   Exhibits.

Exhibit                      Document
-------                      --------

1         Underwriting Agreement

1.1 Placement Agent Agreement, between Registrant and Pellinore Securities Corporation ("Pellinore"), dated April 17, 1998 (incorporated by reference to Exhibit 1 of the Registrant's Form 8-K dated May 7,
          1998).

2         Plan of Acquisition, Reorganization, Arrangement, Liquidation or
          Succession

2.01 Articles of Merger as filed with the New York Department of State on February 11, 1994 (incorporated by reference to Exhibit 2.1 to report on Form 8-K dated February 14, 1994).

2.02 Articles of Merger as filed with the Wyoming Secretary of State on February 14, 1994 (incorporated by reference to Exhibit 2.2 to report on Form 8-K dated February 14, 1994).

2.03 Agreement and Plan of Merger dated July 1, 1993 between the Company and Mont Rouge Resources, Inc. (incorporated as Exhibit A to Exhibit
          2.2 above).

3         Articles of Incorporation and Bylaws

3.01 Articles of Incorporation of Mont Rouge Resources, Inc. as filed with the New York Department of State on March 19, 1987. (incorporated by reference to Exhibit 3.1 to registration statement on Form S-1, File No. 33-6343).

3.02 Articles of Amendment of American Digital Communications, Inc. as filed with the Wyoming Secretary of State on September 7, 1999.

3.03 Articles of Incorporation of the Company, as filed with the Wyoming Secretary of State on June 30, 1993 (incorporated by reference to
          Exhibit 3.1 to report on Form 8-K dated July 14, 1993).

3.04 Bylaws of the Company (incorporated by reference to Exhibit 3.2 to report on Form 8-K dated July 14, 1993). 4 Instruments Establishing Rights of Security Holders

4.01 Specimen Stock Certificate of the Company (incorporated by reference to Exhibit 4.1 to report on Form 8-K dated July 14, 1993.

4.02 Form of Warrant issued by Registrant to various investors, dated as of April 17, 1998 (incorporated by reference to Exhibit 4.1 to report on Form 8-K, dated May 7, 1998).

10        Material Contracts

10.01 1993 Incentive Stock Option Plan of the Company dated July 15, 1993 (incorporated by reference to Exhibit 10.1 to report on Form 8-K dated July 14, 1993).

10.02 1993 Non-Statutory Stock Option Plan of the Company dated July 15, 1993 (incorporated by reference to Exhibit 10.2 to report in Form 8-K dated July 14, 1993).

10.03 1993 Employee Stock Compensation Plan of the Company dated July 15, 1993 (incorporated by reference to Exhibit 10.3 to report on Form 8-K dated July 14, 1993).

10.04 1993 Employee Stock Compensation Plan of the Company dated November 5, 1993 ( incorporated by reference to Exhibit 10.4 to report on Form 8-K dated February 14, 1994).

10.05 Asset purchase agreement dated November 8, 1996 for the sale of certain licensing rights, distribution rights, and right to acquire up to $1,000,000 in certain inventory by and between Simmonds Capital Limited, SCL Distributors (Western) Ltd., Midland International Corporation, and American Digital Communications, Inc. (incorporated by reference to Exhibit 10.41

Exhibit                      Document
-------                      --------

10.06 Agreement, dated January 15, 1998, between Simmonds Capital Limited and the Registrant (incorporated by reference to Exhibits 2 through 2.6 of the Registrant's Form 8-K, dated May 7, 1998).

10.07 Amended and Restated Global Secured Demand Promissory Note, dated July 28, 1998, in the principal amount of $850,000, issued by the Registrant in favor of Pellinore, for itself and as agent for certain investors (incorporated by reference to Exhibit 10.1 of the Registrant's Form 8-K dated September 10, 1998).

10.08 Amended and Restated Pledge Agreement, dated July 28, 1998, between the Registrant and Pellinore, for itself and as agent for certain investors (incorporated by reference to Exhibit 10.2 of the Registrant's Form 8-K dated September 10, 1998).

10.09 Placement Agent Agreement, dated July 28, 1998 between the Registrant and Pellinore, for itself and as agent for certain investors (incorporated by reference to Exhibit 1 of the Registrant's Form 8-K dated September 10, 1998).

16        Letter on Change in Certifying Accountants

16.01 Letter of Causey, Demgen & Moore, dated March 24, 1998 (incorporated by reference to Exhibit [____] to the Registrant's report on Form 8-K, dated April 13, 1998).

16.02 Letter of Stark Tinter & Associates, LLC, dated May 13, 1998 (incorporated by reference to Exhibit 16 to the Registrant's report on Form 8-K, dated May 22, 1998).

*27       Financial Data Schedule.

------------------
*     Filed herewith.

     (b) Reports on Form 8-K

            None


   (Remainder of page left intentionally blank)

                                   SIGNATURES

Pursuant to the registration requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.


DATE:  JULY 14, 2000          BY:         /s/ John G. Simmonds
                                          -----------------------------
                                          John G. Simmonds
                                          President / CEO / Director
                                          (principal executive officer)


DATE:   JULY 14, 2000         BY:         /s/ Gary N. Hokkanen
                                          -----------------------------
                                          Gary N. Hokkanen
                                          Chief Financial Officer,
                                          (principal financial officer)

                                                                    Exhibit 27

                             Financial Data Schedule

   Item Number          Item Description                                Amount
   -----------          ----------------                                ------

      5-02(1)           cash and cash items                             11,155
      5-02(2)           marketable securities                          240,000
      5-02(3)(a)(1)     notes and accounts receivable - trade           24,638
      5-02(4)           allowances for doubtful accounts                     0
      5-02(6)           inventory                                            0
      5-02(9)           total current assets                           431,932
      5-02(13)          property, plant & equipment                    165,939
      5-02(14)          accumulated depreciation                       128,168
      5-02(18)          total assets                                 1,133,167
      5-02(21)          total current liabilities                      657,499
      5-02(22)          bonds, mortgages and similar debt            4,657,000
      5-02(28)          preferred stock - mandatory redemption               0
      5-02(29)          preferred stock - no mandatory redemption    1,000,000
      5-02(30)          common stock                                     3,602
      5-02(31)          other stockholders' equity                  (5,234,684)
      5-02(32)          total liabilities and stockholders' equity   1,133,167
      5-03(b)1(a)       net sales of tangible products                       0
      5-03(b)1          total revenues                                  48,202
      5-03(b)2(a)       cost of tangible goods sold                          0
      5-03(b)2          total costs and expenses applicable to
                        sales and revenues                           1,235,921
      5-03(b)3          other costs and expenses                       164,119
      5-03(b)5          provision for doubtful accounts and notes            0
      5-03(b)(8)        interest and amortization of debt discount           0
      5-03(b)(10)       income before taxes and other items         (1,351,838)
      5-03(b)(11)       income tax expense                                   0
      5-03(b)(14)       income/loss continuing operations           (1,351,838)
      5-03(b)(15)       discontinued operations                              0
      5-03(b)(17)       extraordinary items                                  0
      5-03(b)(18)       cumulative effect - changes in accounting
                        principles                                           0
      5-03(b)(19)       net income or loss                          (1,351,838)
      5-03(b)(20)       earnings per share - primary                      (.04)
      5-03(b)(20)       earnings per share - fully diluted                (.04)

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  FORM 10-KSB/A

[X]         ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
            SECURITIES EXCHANGE ACT OF 1934

            For the fiscal year ended February 29, 2000

                                       OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

            For the transition period from_______   to______

                        Commission file number 000-28506

                                TRACKPOWER, INC.
                                ----------------
                 (Name of Small Business Issuer in Its Charter)

                Wyoming                                  13-3411167
      (State or Other Jurisdiction of                 (I.R.S. Employer
      Incorporation or Organization)                  Identification No.)

           67 Wall Street, Suite 2411
              New York, New York                            10005
      (Address of Principal Executive Offices)            (Zip code)

Registrant's telephone number, including area code:  (212) 486-7424

Securities registered pursuant to Section 12(b) of the Act:  None

Securities registered pursuant to Section 12(g) of the Act:  None

      Check whether the issuer (1) has filed all reports required to be filed by
Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes [X] No__

      Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B contained herein, and no disclosure will be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB. [ ]

Item 9. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS; COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

      The following persons are all of the directors and executive officers of TrackPower, Inc. (the "Company" or "TrackPower"):

      John G. Simmonds, 49, has served as Chairman of the Board, a Director and Chief Executive Officer of the Company since January 29, 1998. Mr. Simmonds is the founder of Simmonds Capital Limited, a Toronto Stock Exchange listed company ("SCL"). Since 1991, Mr. Simmonds has served as Chairman, President and Chief Executive Officer of SCL. SCL is a merchant banking company with an active role in certain strategic investments. Through his position at SCL, Mr. Simmonds has also taken an active position in certain affiliated companies. Mr. Simmonds currently is a Director and Chief Executive Officer of eieiHome.com Inc., an OTC Bulletin Board company which is developing a wireless communication business. From 1994 to 1996, Mr. John Simmonds served as Director and Chief Executive Officer of INTEK Global Corporation, a Nasdaq-listed (Small-Cap) company involved in the US Specialized Mobile Radio market. Between September 1995 and November 1997, Mr. Simmonds served as the Chairman and a Director of Ventel Inc., a Vancouver Stock Exchange listed venture capital company. Mr. Simmonds resigned from the Board of Directors of Intek during 1998 and resigned from the Board of Directors of Ventel in June, 1999 when it became Fiftyplus.net.

      Kenneth J. Adelberg, 47, has been a Director of the Company since April 1, 1996. Mr. Adelberg, who holds Bachelor of Science degrees in Biophysics and Psychology from Pennsylvania State University, and studied for an MBA, is the President and Chief Executive Officer of HiFi House Group of Companies; a founding shareholder and currently a director of Republic First Bancorp; and a founding shareholder and former director of U.S. Watts. Since 1995, Mr. Adelberg has also been a director of Global Sports Inc., a Nasdaq-listed (Small-Cap) company.

      Charles J. Cernansky, 46, has been a Director of the Company since August 1997. Mr. Cernansky is a registered securities principal at Pellinore Securities Corp., a New York City-based broker-dealer, and since 1992, a principal of WestCap Partners, Inc., a Manhattan-based financial consulting and advisory services firm. Mr. Cernansky is experienced in business development advice, consulting on overall corporate financial functions, tax planning, corporate finance strategy, venture capital activities and merger-acquisition assistance. Mr. Cernansky holds a B.S. from SUNY College at Brockport, an M.B.A. from Rensselaer Polytechnic Institute and a J.D. from Albany Law School of Union University. Mr. Cernansky is an attorney and C.P.A. in the State of New York.

      Lawrence P. Aziz, 53, has occupied several senior management positions in the office furniture manufacturing industry, including four years as Vice President of Sales for Biltrite Manufacturing. In 1988, Mr. Aziz founded PBI Office Interiors, which to this day is a leading office furniture dealership offering interior design and supplying products and services to major corporations and financial institutions throughout the US and Canada. Today, Mr. Aziz continues to own and operate PBI. Mr. Aziz is also a Private Pilot and maintains an active role with the Canadian Cancer Society.

      Arnold K. Smolen, 58, graduated from the Philadelphia College of Pharmacy and Science with a Bachelor of Science degree in 1965. Until 1994, Mr. Smolen owned and operated his own chain of Pharmaceutical stores. He is presently a consultant of Northwest Tennis, Inc. and is Executive Vice President and Principal of Percival Financial Partners. Mr. Smolen has been actively involved as a breeder of thoroughbred racehorses in the Mid-Atlantic area for over twenty-five years and is a licensed owner in Maryland, West Virginia, Delaware, New Jersey, Pennsylvania and New York.

Executive Officers and Significant Employees

      Gary N. Hokkanen, 44, was appointed Chief Financial Officer of the
Company in February 1998. Mr. Hokkanen's principal occupation is an accountant and he holds a Certified Management Accountant ("CMA") designation from Society of Management Accountants of Ontario. Mr. Hokkanen also is
Chief Financial Officer
of SCL. He has held this position since July 1997. For the period, April 1996 to July 1997, Mr. Hokkanen was Treasurer of SCL. For the period June 1994 to April 1996 he was Manager, Finance & Treasury. Prior to June 1994, Mr. Hokkanen was Manager, Financial Planning & Analysis, with CUC Broadcasting Limited ("CUC"). CUC, prior to being acquired by Shaw Communications Inc., was a privately owned Canadian cable TV multiple system operator.

      Carrie J. Weiler, 41, Secretary of the Company since February 1998, joined the Simmonds group of companies in 1979. Promoted to Vice President of Corporate Development for SCL and its divisions in 1994, Mrs. Weiler continues to serve in this capacity and is a key liaison between the compensation and audit committees and the Board of Directors.

      The Company's directors will serve until the next annual meeting of shareholders and until their respective successors are duly elected and shall have qualified. The By-laws of the Company provide that the number of directors of the Company shall be fixed by the shareholders or the Board of Directors and shall be not less than three or more than 15. The number has been fixed by the Board of Directors at seven. There are currently two vacancies on the Board of Directors. The Company's Articles of Incorporation provides that directors may be removed by the shareholders, with or without cause, upon the affirmative vote of the holders of a majority of the votes cast and at a meeting called for the purpose of such removal.

      There are no family relationships among any of the directors or executive officers of the Company.

      For the year ended February 29, 2000, some of the current directors and officers were delinquent in filing the forms required to be filed under Section 16 of the Securities Exchange Act of 1934, as amended.

Item 10.    EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table sets forth information concerning the compensation for services in all capacities for the fiscal years ended February 29, 2000, February 28, 1999 and February 28, 1998 of those persons who were, during all or part of the fiscal year ended February 29, 2000, the Chief Executive Officer, the Chief Financial Officer and the Secretary.

-----------------------------------------------------------------------------------------------------------------
                                                                                 Long Term Compensation
                                           Annual Compensation
                                                                                         Awards
                                                                       Other      Restricted             Payouts
 Name and Principal                                                    Annual       Stock     Options/    LTIP
     Position                        Year      Salary      Bonus    Compensation   Awards     SARs(#)    Payouts
 ------------------                  ----      ------      -----    ------------   ------     -------    -------
John G. Simmonds,                    2000       (1)         (1)         (1)        None      150,000      None
Chairman of the Board, Chief         1999       (1)         (1)         (1)        None      250,000      None
Executive and Officer President      1998       (1)         (1)         (1)        None      250,000      None
-----------------------------------------------------------------------------------------------------------------
Gary N. Hokkanen,                    2000       (1)         (1)         (1)        None      150,000      None
Chief Financial Officer              1999       (1)         (1)         (1)        None      100,000      None
                                     1998       (1)         (1)         (1)        None      100,000      None
-----------------------------------------------------------------------------------------------------------------
Carrie J. Weiler,                    2000       (1)         (1)         (1)        None      150,000      None
Vice President and Corporate
Secretary                            1999       (1)         (1)         (1)        None      200,000      None
                                     1998       (1)         (1)         (1)        None      100,000      None
-----------------------------------------------------------------------------------------------------------------

 (1) In connection with the acquisition of certain assets of SCL in January 1998, the Company agreed to pay to SCL an aggregate of $25,000 per month, for the services of Mr. Simmonds, Ms. Weiler and Mr. Hokkanen.

      The Company has no long-term incentive plan.

Option Grants Table for Fiscal 2000

       The following table sets forth information concerning stock option grants made during the fiscal year ended February 29, 2000 under the Company's 1993 Compensatory Stock Option Plan (the "CSO Plan") and the 1993 Non-Statutory Stock Option Plan (the "NSO Plan" and collectively the "Stock Option Plans") to the executive officers named in the Summary Compensation table.(1) These grants are also reflected in the Summary Compensation Table. The Company has not granted any stock appreciation rights. The Company has not granted any options under any of its other stock options plans.

---------------------------------------------------------------------------
                                       Individual Grants
---------------------------------------------------------------------------
                                   % of Total
                                     Options
                                     Granted
                                 to Employees   Exercise
                     Options     in Fiscal       Price         Expiration
   Name              Granted(#)  2000(2)       ($/Share)          Date
---------------------------------------------------------------------------
John G. Simmonds     150,000        7%           $0.90(2)     June 15, 2003
---------------------------------------------------------------------------
Gary N. Hokkanen     150,000        7%           $0.90(2)     June 15, 2003
---------------------------------------------------------------------------
Carrie J. Weiler     150,000        7%           $0.90(2)     June 15, 2003
---------------------------------------------------------------------------

(1) The Company has adopted the Stock Option Plans for officers, key employees, potential key employees, non-employee directors and advisors. The Company has reserved a maximum of 4,000,000 shares of its common stock to be issued upon the exercise of options granted under the CSO Plan and 2,000,000 shares of its common stock to be issued upon the exercise of options granted under the NSO Plan. The Stock

      Option Plans will not qualify as "incentive stock option" plans under
      Section 422A of the Internal Revenue Code of 1986, as amended. Options are granted under the Stock Option Plans at exercise prices to be determined by the Board of Directors or stock option committee. With respect to options granted pursuant to the Stock Option Plans, optionees will not recognize taxable income upon the grant of options, but will realize income (or capital loss) at the time the options are exercised to purchase common stock. The amount of income will be equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. The Company will be entitled to a compensating deduction in an amount equal to the taxable income realized by an optionee as a result of exercising the option. The Stock Option Plans are currently administered by the Board of Directors. The Company maintains two other stock option plans, no options under which have been granted.

(2) Options granted during the fiscal year ended February 29, 2000 were under the NSO Plan. The exercise price of the options are $0.90 unless the optionee exercises the option within 365 days from the date of grant which was May 14, 1999 in which case the exercise price becomes $0.50.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

      The following table sets forth information regarding the exercise of stock options during the last fiscal year by the executives named in the Summary Compensation Table and the fiscal year-end value of unexercised options.

-------------------------------------------------------------------------------
                                                                        Value of
                                                                     Unexercised
                                                                 In-the-Money
                                                 Number of        Options at
                                                 Unexercised     February 29,
                       Shares                    Options at          2000
                      Acquired        Value      February 29,    exercisable/
   Name              on Exercise     Realized       2000        unexercisable(1)
-------------------------------------------------------------------------------
John G. Simmonds        500,000         $0         150,000       $276,000 / 0(2)
-------------------------------------------------------------------------------
Gary N. Hokkanen        200,000         $0         150,000       $276,000 / 0(2)
-------------------------------------------------------------------------------
Carrie J. Weiler        300,000         $0         150,000       $276,000 / 0(2)
-------------------------------------------------------------------------------

(1) Represents the difference between the fair market value of securities underlying the options and the exercise price of the options at fiscal year end.

(2) Unexercised options at February 29, 2000 were NSO Plan options which have a $0.90 exercise price unless the optionee exercises the option within 365 days from the date of grant which was May 14, 1999 in which case the exercise price becomes $0.50. The $0.90 exercise price has been used for purposes of this table.

Compensation of Directors

      The Company currently reimburses each director for expenses incurred in connection with his attendance at each meeting of the Board of Directors or a committee on which he serves.

Employment Contracts and Termination of Employment and Change of Control Arrangements

      The Company does not have any employment agreements with any of its current officers.

      Mr. Simmonds, Chairman of the Board, Chief Executive Officer and President, and Mr. Hokkanen, Chief Financial Officer, as well as the other officers of the Company, are permitted to devote some working time to the business of SCL so long as, in the judgment of a majority of the Company's disinterested directors, it does not interfere with the complete and faithful performance of his or her duties to the Company.

      The Company offers basic health, major medical and life insurance to its employees. No retirement, pension or similar program has been adopted by the Company.

Indemnification of Directors and Officers

      The Company's Articles of Incorporation includes certain provisions permitted pursuant to the Wyoming Business Corporation Act ("WBCA"), whereby officers and directors of the Company are to be indemnified against certain liabilities. The Articles of Incorporation also limit to the fullest extent permitted by the WBCA a director's liability to the Company or its shareholders for monetary damages for breach of his fiduciary duty as a director, except for
(i) any breach of a director's duty of loyalty to the Company or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) acts in violation of
Section 17-16-833 of the WBCA) or (iv) any transaction from which the director derives an improper personal benefit. This provision of the Articles of Incorporation has no effect on any director's liability under Federal securities laws or the availability of equitable remedies, such as injunction or recision, for breach of fiduciary duty. The Company believes that these provisions will facilitate the Company's ability to continue to attract and retain qualified individuals to serve as directors and officers of the Company.


Item 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

      Set forth below is certain information with respect to persons known by the Company to own beneficially, as of July 4, 2000, 5% or more of the outstanding shares of its Common Stock1:

-------------------------------------------------------------------------------
                                      Amount and Nature
     Name and Address of               of Beneficial              Percent
     Beneficial Owner                    Ownership            of Common Stock
-------------------------------------------------------------------------------
Simmonds Capital Limited (1)            5,077,820 (2)            12.7% (1)
580 Granite Court
Pickering, Ontario Canada
L1W 3Z4
-------------------------------------------------------------------------------
John G. Simmonds                          2,922,129               7.9% (1)
580 Granite Court
Pickering, Ontario Canada
L1W 3Z4
-------------------------------------------------------------------------------

(1)   Based on 36,443,742 shares outstanding at July 4, 2000.

(2) SCL owns an aggregate of 1,619,376 shares of common stock of TrackPower, representing 4.4% of the aggregate shares of common stock of TrackPower outstanding. In addition, SCL owns (i) 1,000,000 shares of preferred stock of the Company, which are convertible into an aggregate of 1,000,000 shares of common stock of the Company; (ii) warrants to purchase 1,250,000 shares of common stock of the Company at an exercise price of $2.00 per share; and (iii) warrants to purchase 1,208,444 shares of common stock of the Company at an exercise price of $2.50 per share; assuming the conversion of such preferred stock and the exercise of such warrants, SCL owns 12.7% of the outstanding common stock of TrackPower. This does not include any securities of the Company owned by certain directors and/or officers of SCL who are also directors and/or officers of the Company.

Security Ownership of Management

      The following table sets forth the beneficial ownership of Common Stock of the Company as of July 4, 2000, by each director, each executive officer named in the Summary Compensation Table, and by all directors and executive officers of the Company as a group:

-----------------------------------------------------------
                            Amount and Nature Percent
  Name and Address of      of Beneficial      of Common
   Beneficial Owner         Ownership (1)      Stock (2)
-----------------------------------------------------------
John G. Simmonds(3)(10)     2,922,129            7.9%
580 Granite Court
Pickering, Ontario,
Canada  L1W 324
-----------------------------------------------------------
Kenneth J. Adelberg(4)      1,776,126            4.7%
1001 Sussex Blvd.
Broomall,
Pennsylvania  29008
-----------------------------------------------------------
Charles Cernansky (5)         342,511            1.0%
WestCap Partners, Inc.
745 Fifth Avenue
New York, New York
10151
-----------------------------------------------------------
Lawrence P. Aziz (6)          622,955            1.7%
PBI Office Interiors
1305 Morningside Ave.
Unit 15
Scarborough, Ontario
Canada
-----------------------------------------------------------
Arnold Smolen (7)             456,589            1.2%
2515 Boston St. Unit
1103
Baltimore, Maryland
21224
-----------------------------------------------------------
Gary N. Hokkanen (8)          750,000            2.0%
580 Granite Court
Pickering, Ontario
Canada L1W 3Z4
-----------------------------------------------------------
Carrie J. Weiler (9)        1,182,389            3.2%
580 Granite Court
Pickering, Ontario
Canada L1W 3Z4
-----------------------------------------------------------
All Executive               8,052,699           21.7%
Officers and
Directors as a group,
including those named
above (7 persons)
-----------------------------------------------------------

(1) Except as otherwise indicated below, each named person has voting and investment power with respect to the securities owned by them.

(2)   Based on 36,443,742 shares outstanding at July 4, 2000.

(3) Represents (a) 2,031,462 shares of the Company's common stock; (b) 104,222 warrants to purchase the Company's common stock at an exercise price of $2.50 per share, issued December 19, 1999; (c) 162,000 common shares issuable upon conversion of $81,000 of convertible debentures issued on October 31, 1999; (d) 1620,000 warrants to purchase common stock of the Company at $0.75 per share issuable upon the conversion of convertible debentures described in (c) above; (e) 115,139 shares of the Company's common stock owned by Mr. Simmonds' wife; (f) 52,111 warrants to purchase the Company's common stock at an exercise price of $2.50 per share, issued December 19, 1999 owned by Mr. Simmonds' wife; (g) 65,139 shares of the Company's common stock held in trust by Mr. Simmonds' wife for Mr. Simmonds' so Jack Simmonds; (h) 26,056 warrants to purchase the Company's common stock at an exercise price of $2.50 per share, issued December 19, 1999 held in trust by Mr. Simmonds' wife for Mr. Simmonds' son Jack Simmonds; (i) 50,000 common shares issuable upon conversion of $25,000 of convertible debentures issued on October 31, 1999 held by Mr. Simmonds' wife for Mr. Simmonds' son Jack Simmonds; and (j) 50,000 warrants to purchase common stock of the Company at $0.75 per share issuable upon the conversion of convertible debentures described in (i) above held by Mr. Simmonds' wife in trust for Mr. Simmonds' son Jack Simmonds; (k) 52,000 common shares issuable upon conversion of $26,000 of convertible debentures issued on October 31, 1999 held by Mr. Simmonds' wife for Mr. Simmonds' son Henry Simmonds; and (l) 52,000 warrants to purchase common stock of the Company at $0.75 per share issuable upon the conversion of convertible debentures described in (k) above held by Mr. Simmonds' wife in trust for Mr. Simmonds' son Henry Simmonds.

(4) Represents (a) 544,015 shares of the Company's common stock; (b) 52,111 warrants to purchase the Company's common stock at an exercise price of $2.50 per share issued December 19, 1999; (c) 590,000 common shares issuable upon conversion of $295,000 of convertible debentures issued on October 31, 1999; and (d) 590,000 warrants to purchase common stock of the Company at $0.75 per share issuable upon the conversion of convertible debentures described in (c) above.

(5) Represents (a) 15,000 warrants owned by an affiliate to purchase the Company's common stock at an exercise price of $.30 per share issued on April 17, 1998; (b) 6,253 warrants to purchase the Company's common stock at an exercise price of $2.50 per share, issued December 19, 1999; (3) 171,258 shares of the Company's common stock, which excludes 164,000 shares of the Company's common stock which is subject to a dispute with a third party; and (d) options to acquire 150,000 shares of the Company's common stock, granted under the NSO Plan on May 14, 1999 at an exercise price of $0.90 per share, all of which are fully exercisable.

(6) Represents (a) 402,111 shares of the Company's common stock; (b) 20,844 warrants to purchase the Company's common stock at an exercise price of $2.50 per share issued December 19, 1999; (c) 100,000 common shares issuable upon conversion of $50,000 of convertible debentures issued on October 31, 1999; and (d) 100,000 warrants to purchase common stock of the Company at $0.75 per share issuable upon the conversion of convertible debentures described in (c) above.

(7) Represents (a) 204,478 shares of the Company's common stock; (b) 52,111 warrants to purchase the Company's common stock at an exercise price of $2.50 per share issued December 19, 1999; (c) options to acquire 200,000 shares of the Company's common stock granted under the NSO Plan on May 14, 1999 at an exercise price of $0.90 per share, all of which are fully exercisable.

(8) Represents (a) 500,000 shares of the Company's common stock; (b) options to acquire 150,000 shares of the Company's common stock granted under the NSO Plan on May 14, 1999 at an exercise price of $0.90 per share, all of which are fully exercisable; and (c) 100,000 warrants to purchase the Company's common stock at an exercise price of $.75 per share issued on January 31, 2000.

(9) Represents (a) 730,278 shares of the Company's common stock; (b) 52,111 warrants to purchase the Company's common stock at an exercise price of $2.50 per share issued December 19, 1999; (c) 200,000 common shares issuable upon conversion of $100,000 of convertible debentures issued on October 31, 1999; and (d) 200,000 warrants to purchase common stock of the Company at $0.75 per share issuable upon the conversion of convertible debentures described in (c) above.

(10) Does not include securities owned by SCL, other than with respect to options to purchase the Company's stock granted by SCL, as described above. The relationship of such person to SCL is described below under "Certain Relationships and Related Transactions."


Item 12. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      SCL owns as of July 4,2000 an aggregate of 1,619,376 shares of common stock of TrackPower, representing 4.4% of the aggregate shares of common stock of TrackPower outstanding, based on 36,443,742 shares outstanding. In addition, SCL owns (i) 1,000,000 shares of preferred stock of the Company, which are convertible into an aggregate of 1,000,000 shares of common stock of the Company; (ii) warrants to purchase 1,250,000 shares of common stock of the Company at an exercise price of $2.00 per share; and (iii) warrants to purchase 1,208,444 shares of common stock of the Company at an exercise price of $2.50 per share; assuming the conversion of such preferred stock and the exercise of such warrants, SCL owns 12.7% of the outstanding common stock of TrackPower. (The above figures do not include any securities of the Company owned by officers and/or directors of SCL who are also officers and/or directors of the Company.) Mr. John G. Simmonds, either directly or through various affiliates, owns approximately 5% of the stock of SCL.

      Certain of the stock of TrackPower owned by SCL was acquired in December 1995, in connection with the grant to TrackPower of certain exclusive license rights and the sale of assets. Additional shares were acquired in November 1996, in connection with an exclusive distribution license granted to TrackPower. In addition, in January 1998, SCL completed the sale to TrackPower of certain intellectual property and other assets. As consideration for these assets, SCL received 1,000,000 shares of convertible preferred stock of TrackPower, which are convertible at the option of the holder into 1,000,000 shares of common stock of TrackPower, and a warrant exercisable until January 31, 2001 to purchase 500,000 common shares of TrackPower at a purchase price of $2.00 per share. In connection with these transactions, the Company agreed to pay to SCL an aggregate of $25,000 per month for the services of Mr. Simmonds, Ms. Weiler and Mr. Hokkanen.

      On October 16, 1998, a wholly-owned subsidiary of SCL, Midland International Corporation, transferred ownership of 4,230,906 shares of common stock of the Company to Mees Pierson ICS Limited, pursuant to a debt settlement agreement between SCL, Midland International Corporation and Mees Pierson ICS Limited. On May 4, 1999, Mr. Simmonds and a group of close business associates and investors familiar with TrackPower acquired the block of 4,230,906 shares from Mees Pierson. Mr. Simmonds and his immediate family acquired 170,906 of the shares. Effective June 4, 1999, TrackPower issued to SCL 1,000,000 warrants to purchase the Company's common stock at any time over the next four years at an exercise price of $2.50 per share and the option to receive 750,000 shares of common stock of the Company in payment of an "earnout" given to SCL in January 1998, in consideration for guaranteeing the Company's obligations under a contract with a subsidiary of EchoStar Satellite Communications Inc. and a general guarantee of all of the Company's obligations until March 1, 2000.

      Mr. Simmonds, Chairman of the Board, President and Chief Executive Officer of TrackPower, serves SCL in the same capacities. In addition, Gary Hokkanen, Chief Financial Officer of the Company, is Chief Financial Officer of SCL and Carrie Weiler, Vice President and Corporate Secretary of the Company, is Vice President of Corporate Development of SCL.

                                   SIGNATURES

      In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 14, 2000

                         TRACKPOWER, INC.


                         /s/ John G. Simmonds
                         -----------------------------------
                         John G. Simmonds,
                             Chairman of the Board,
                         Chief Executive Officer & Director


In accordance with the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated below.

Date:  July 14, 2000


                      /s/ John G. Simmonds
                      ----------------------------------------------
                      John G. Simmonds,
                      Chairman of the Board, Chief Executive Officer
                      and Director
                          (Principal Executive Officer)


                      /s/ Gary Hokkanen
                      ---------------------------------------------
                      Gary Hokkanen
                      Chief Financial Officer
                          (Principal Financial Officer)


                      /s/ Charles Cernansky
                      ---------------------------------------------
                      Charles Cernansky, Director


                      /s/ Lawrence P. Aziz
                      ---------------------------------------------
                      Lawrence P. Aziz, Director


                      /s/ Arnold Smolen
                      ---------------------------------------------
                      Arnold Smolen, Director


                      /s/ Kenneth J. Adelberg
                      ---------------------------------------------
                          Kenneth J. Adelberg, Director